Exhibit 10.1

I, the undersigned, Sworn Public Translator and Commercial Interpreter in and for the City and State of Rio de Janeiro, Federative Republic of Brazil, duly registered under No 147 at JUCERJA, on February 7th 2001, CERTIFY and ATTEST that a document written in PORTUGUESE was presented to me for translation into ENGLISH, which I have duly performed by reason of my official capacity, as follows:

TRANSLATION No. 12.044/06

[Logos] CESP & SCHWEITZER-MAUDUIT DO BRASIL

ELECTRIC POWER PURCHASE AND SALES AGREEMENT ENTERED INTO BETWEEN SCHWEITZER-MAUDUIT DO BRASIL S/A AND CESP – COMPANHIA ENERGÉTICA DE SÃO PAULO

Bt the current instrument, on one hand CESP – COMPANHIA ENERGÉTICA DE SÃO PAULO, a power generating public service concessionaire, with head offices in the city of São Paulo, the State of São Paulo, at Avenida Nossa Senhora do Sabará, No. 5,312, enrolled at the National Register of Legal Persons of the Ministry of Finance [CNPJ] under the number 60.933.603/0001-78, in this act represented in the terms of its articles of association, hereinafter named SELLER; and on the other, SCHWEITZER-MAUDUIT DO BRASIL S/A, with head offices in the city of Piraí, The State of Rio de Janeiro, at Avenida Darcy Vargas No. 325, Santanésia enrolled at the National Register of Legal Persons of the Ministry of Finance [CNPJ] under the number 33.073.008/0001-37, with State Enrollment under the number 80.446.527, in this act represented in the terms of its articles of association, hereinafter named BUYER, any of them treated indistinctly as a PARTY, and when together named PARTIES,

WHEREAS

a) the legislation applicable to the Brazilian electrical sector, in particular the one contained in Law 9,074, dated July 7th, 1995, in Law 10,438, dated April 26th, 2002, in Law 10,848, dated March 15th, 2004, in Decree 2,655, dated July 2nd, 1998, Decree 5,163, dated July 30th, 2004 and in the ANEEL resolutions;

b) Law 10,438, dated April 26th, 2002, that set forth, among others, that the electric power from the public service generating concessionaires under corporate control of the States is commercialized on a manner that ensures publicity, transparency and equality of access to the interested parties;

c) the BUYER held a Public Offer by means of action No. 001/2006, in accordance with the conditions published in the ED – LE 063/06 dated 04/10/2006;

d) the SELLER participated and was chosen as the Winner of the Public Offer;

Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2, promulgated under the Securities and Exchange Act of 1934, as amended.  Omitted information has been replaced with asterisks.

e) the BUYER is characterized as a FREE CONSUMER, in the form of the law, which assures it the exercise of choosing to purchase electric power to attend his needs in full or in part;

have decided to enter into the current Electric Power Purchase and Sales Agreement, hereinafter named “AGREEMENT”, which will be governed by the following ARTICLES and conditions:

TITLE I

DEFINITIONS AND PREMISES APPLICABLE TO THE AGREEMENT

ARTICLE 1 – Seeking the perfect understanding and accuracy of the terminology employed in this AGREEMENT and its attachments, from this moment on the concept of the following terms and expressions is agreed between the PARTIES

a) “ANEEL”: Agência Nacional de Energia Elétrica [The National Electric Power Agency], a normative and inspection agency of electric power services, established by Law No. 9,427, dated December 26th, 1996, regulated by Decree No. 2,335, dated December 3rd, 1997;

b) “COMPETENT AUTHORITY”: any governmental agency that is competent to intervene in this AGREEMENT or in the activities of the PARTIES;

c) “CCEE” : Câmara de Comercialização de Energia Elétrica [The Chamber of Commerce for Electric Power], a private law non-profit legal entity, under authorization from the Assignor Power and regulation and inspection from the Agência Nacional de Energia Elétrica – ANEEL, which creation was authorized in the terms of clause 4 of Law No. 10,848, dated March 15th, 2004 and Decree No. 5,177, dated August 12th, 2004, for the purpose of making the commercialization of electric power viable in the NATIONAL INTERCONNECTED SYSTEM – SIN [Sistema Interligado Nacional], which is the successor of the MAE, in the terms of clause 5 of Law No. 10,848/2004;

d) “CENTER OF GRAVITY”: A virtual point defined in the RULES OF COMMERCIALIZATION, where the symbolic delivery of CONTRACTED POWER will be carried out and where the total generation is equal to the total consumption from that SUBMARKET;

e) “FREE CONSUMER”: a consumer who can choose to hire its supply, in all or in part, with any concessionaire, permittee, or authorized party of the NATIONAL INTERCONNECTED SYSTEM as determined by clauses 15 and 16 of Law 9,074, dated July 07th, 1995, and specific rules from the ANEEL;

f) “CONVENTION FOR COMMERCIALIZATION”: a judicial instrument established by the ANEEL Resolution No. 109, October 26th, 2004, in the terms of law No. 10.848, dated March 15th, 2004, which set forth the working structure and form for the CCEE;

g) “AGREEMENT FOR CONNECTION TO THE TRANSMISSION SYSTEM”: an agreement entered into between the users and the transmission concessionaires, which sets forth the terms and conditions for connection of the users to the BASIC NETWORK;

h) “AGREEMENT FOR CONNECTION TO THE DISTRIBUTION SYSTEM”: an agreement entered into between the users and the transmission concessionaires, which sets forth the terms and conditions for connection of the users to the distribution network from the local concessionaire or permittee;

i) “AGREEMENT FOR UTILIZATION OF THE DISTRIBUTION SYSTEM”: an agreement that sets forth the terms and conditions for using the distribution network from a local concessionaire or permittee by a user;

j) “AGREEMENT FOR UTILIZATION OF THE TRANSMISSION SYSTEM”: an agreement that sets forth the terms and conditions for using the BASIC NETWORK by a user, including the rendering of transmission services by the transmission concessionaires, by means of control and supervision by the ONS, and the rendering by the ONS, of the control and coordination services for the interconnected electrical systems, in accordance with a model approved by the ANEEL;

k) “POWER”: is the amount of electric power that is active during any period of time, expressed in Watt-hour (Wh) or its multiples;

l) “CONTRACTED POWER”: is the amount, in average MW, contracted by the BUYER, in the contracted period and in any commercialization period, and placed at its disposal in the CENTER OF GRAVITY in the SUBMARKET;

m) “MONTHLY CONTRACTED POWER”: is the amount of power, in MWh, resulting from the seasonalization process of the CONTRACTED POWER;

n) “IGPM”: the General Index of Market Prices, calculate by the (foundation) Fundação Getúlio Vargas – FGV);

[Note: no item “o)” in the original document]

p) “NOTIFICATION OF CONTROVERSIES”: is a formal document intended to communicate the PARTIES about controversies that deal with the provisions of this AGREEMENT and/or related to them;

q) “ONS”: it is the Operador Nacional do Sistema Elétrico [The National Electric Power System Operator], created by Law No. 9,648/98 and regulated by Decree No. 5,081, dated May 14th, 2004;

r) “GENERATION FARM”: it is the power generation farm of the SELLER, in accordance with Attachment I of this AGREEMENT;

s) “PERIOD OF SUPPLY”: it is the period in which the SELLER will make available and will sell the CONTRACTED POWER to the BUYER, in the terms of article 4 of this AGREEMENT;

t) “COMMERCIALIZATION PROCEDURES”: it is the set of operational rules approved by the ANEEL that will define the conditions, requirements, events and terms relative to the commercialization of electric power, necessary to the development of the attributions from the CCEE;

u) “NETWORK PROCEDURES”: it is the document prepared by the ONS, with the participation of the agents and approved by the ANEEL, by means of which the procedures and technical requirements are set forth for the planning, implantation, or utilization and operation of the transmission systems, the penalties for the non-compliance with the commitments undertaken by the various agents of the transmission system, as well as the responsibilities of the ONS and all its users;

v) NATIONAL INTERCONNECTED SYSTEM – SIN [Sistema Interligado Nacional]: comprises the power generation, transmission and distribution facilities connected by the BASIC NETWORK for Transmission, including their respective facilities;

y) “SUBMARKET”: the market subdivisions, corresponding to certain areas of the NATIONAL INTERCONNECTED SYSTEM, for which specific prices are established, in accordance with the RULES OF COMMERCIALIZATION; and

z) “TRIBUTES”: are all the taxes, fees, contributions and charges from the electric sector incurring on the object of this AGREEMENT, excluding any other in existence or that may come to be created on the financial movement, the net profit or the result from either of the PARTIES, being understood that the excluded tributes, in this definition, can not be attributed from one PARTY to the other. Such exclusion comprises, not being limited to the legal entity income tax, the social contribution on the net profit and taxes or contributions on financial movements.

Sole Paragraph – All the terms defined above, when used in the singular form, in the scope of this AGREEMENT and its attachments will mean its plural form and vice versa.

TITLE II

OBJECT AND PERIOD OF VALIDITY

Chapter I – Object

ARTICLE 2 – The object of the current AGREEMENT is to establish the terms and conditions for the purchase and sale of the CONTRACTED POWER carried out between the BUYER and the SELLER, as a result from the auction that took place on 04/10/2006, in accordance with the amounts indicated in the table from ARTICLE 6, to be made available by the SELLER to the BUYER at the CENTER OF GRAVITY in the Southeast / Center-West SUBMARKET and is based on the provision in the specific legislation, in Resolutions from the ANEEL in the COMMERCIALIZATION PROCEDURES and the NETWORK PROCEDURES, by virtue of which the BUYER has its electric power supply assured by the NATIONAL INTERCONNECTED SYSTEM – SIN, through the local concessionaire.

Paragraph One – The PARTIES agree that it will be the full responsibility of the SELLER to bear all the risks, obligations, TRIBUTES, tariffs, transmission, distribution and connection charges, and transmission losses perchance due and/or verified in view of the availability of the CONTRACTED POWER up to the CENTER OF GRAVITY.

Paragraph Two – The PARTIES agree, further, that it will be the full responsibility of the BUYER to bear all the risks, obligations, TRIBUTES, tariffs, transmission, distribution and connection charges, and transmission losses perchance due and/or verified after the availability of the CONTRACTED POWER at the CENTER OF GRAVITY.

Paragraph Three – The delivery of the POWER to the BUYER at the point of delivery by the

NATIONAL INTERCONNECTED SYSTEM – SIN, will depend on the fulfillment of the following conditions:

a) the signing by the BUYER, if applicable, of the AGREEMENT FOR CONNECTION TO THE TRANSMISSION SYSTEM with the transmitter involved;

b) the signing by the BUYER, if applicable, of the AGREEMENT FOR CONNECTION TO THE TRANSMISSION SYSTEM with the distributor or permittee involved;

c) the signing by the BUYER, if applicable, of the AGREEMENT FOR UTILIZATION OF THE TRANSMISSION SYSTEM, with the ONS and transmitters; and

d) the signing by the BUYER, if applicable, of the AGREEMENT FOR UTILIZATION OF THE TRANSMISSION SYSTEM, with the distributor or permittee involved;

Paragraph Four – The BUYER acknowledges that the quality of the electric power supply is governed by the agreements mentioned in Paragraph Three of this ARTICLE, not being an object of this AGREEMENT;

Paragraph Five – The non-fulfillment of the conditions foreseen in Paragraph Three of this ARTICLE does not exempt the BUYER from fulfilling the obligations foreseen in this AGREEMENT.

Paragraph Six – The BUYER must bear all the costs resulting from the formalization of the agreements for connection and utilization of the transmission or distribution system, according to the case.

Paragraph Seven – The PARTIES acknowledge that the physical supply will be fully subordinated to the technical determination from the ONS and the ANEEL, also in the even of decreeing by the Awarding Power of an electric power rationing in the NATIONAL INTERCONNECTED SYSTEM.

Chapter II – Period of Validity

ARTICLE 3 – The current AGREEMENT comes into effect at its signing date and will be in force up to the actual fulfillment of the entire contractual obligation, including the payment of the invoice relative to the last month of delivery of the amounts of the MONTHLY CONTRACTED POWER;

ARTICLE 4 – The obligation of the SELLER as to the delivery of the MONTHLY CONTRACTED POWER will begin at 00:00 hours on the day 05/01/2006 and end at 24:00 hours of the day 12/31/2010.

ARTICLE 5 – The effectiveness and the execution of the obligations and commitments being disciplined in this AGREEMENT will depend on the registration of this purchase and sale at the CCEE, which must be carried out by the SELLER and validated by the BUYER, in agreement with the dimensions foreseen in the RULES OF COMMERCIALIZATION and in the COMMERCIALIZATION PROCEDURES.

TITLE III

AMOUNTS AND PRICES

Chapter I – Amounts

ARTICLE 6 – The amounts of CONTRACTED POWER sold on a monthly basis by the SELLER and acquired by the BUYER represent the following quantities:

PERIOD	POWER (Average MW)	ASSOCIATED POWER (MW)
05/01/2006 to 12/31/2006	8.8	10.61
01/01/2007 to 12/31/2010	9.0	10.61

Sole Paragraph – Respecting the eventual restrictions of the electric system, observing the RULES OF COMMERCIALIZATION, the COMMERCIALIZATION PROCEDURES and the NETWORK PROCEDURES, the BUYER can request an increase or reduction of the amount of CONTRACTED POWER for each year in up to 10% (ten percent), as long as the request is made 6 (six) months in advance. The altered amounts will remain unaltered until the end of said year.

ARTICLE 7 – In agreement with the RULES OF COMMERCIALIZATION and in accordance with the terms set forth in the COMMERCIALIZATION PROCEDURES, from the beginning of the PERIOD OF SUPPLY, the SELLER will record, on behalf of the BUYER, the CONTRACTED POWER in each commercialization period, and the BUYER or its representative at the CCEE will validate the respective records that were made, as long as such records are compatible with the provision in ARTICLE 6 and in ARTICLE 10.

Sole Paragraph – During the first two months of this AGREEMENT, the SELLER will represent the BUYER at the CCEE, with no burden and no change of the contracted flexibilities. [**************************************************************************************

******]] inserted in the SINERCOM. This representation can be altered at any moment at the discretion of the BUYER, by means of a previous notice 30 (thirty) days in advance.

ARTICLE 8 – If, by its action or omission, the BUYER or its representative at the CCEE refrains from validating the record of the CONTRACTED POWER as described in ARTICLE 7, it must carry out the full payment of the CONTRACTED POWER to its SELLER, in the form of ARTICLE 13 and ARTICLE 14.

ARTICLE 9 – If, by its action or omission, the BUYER refrains from carrying out the registration of the CONTRACTED POWER as described in ARTICLE 7, it is obliged to compensate the BUYER for its exposure at the CCEE, as well as penalties applicable to it insufficiency of substance and/or insufficiency of contracting, set forth in the COMMERCIALIZATION PROCEDURES.

ARTICLE 10 – The conditions for the record and accounting at the CCEE relative to the purchase and the sale object of this AGREEMENT are disciplined in the RULES OF COMMERCIALIZATION and in the COMMERCIALIZATION PROCEDURES.

Paragraph One – The monthly seasonalization of the amount of CONTRACTED POWER, for the purpose of establishing the MONTHLY CONTRACTED POWER, in MWh, will be obtained by multiplying the CONTRACTED POWER (average MW) by the number of hours of each CONTRACTUAL MONTH.

Paragraph Two – MONTHLY CONTRACTED POWER, in MWh, can be reduced in up to 10% (ten percent) or increased in up to 5% (5 percent) in each CONTRACTUAL MONTH, at the discretion of the BUYER, comprising the result of in the Billable Monthly Power (EMF) [Energia Mensal Faturável], which must be communicated by the BUYER to the SELLER, as stipulated in ARTICLE 12.

Paragraph Three – In each year of the PERIOD OF SUPPLY, the BUYER will be allowed to request reductions of the amount of contracted power due to eventual scheduled and/or unscheduled shutdowns of its production unit, which total sum of duration of both is limited to 240 (two hundred and forty). Scheduled shutdowns must be informed to the SELLER 60 (sixty) days in advance and unscheduled shutdowns must be informed in the day subsequent to its start. In the CONTRACTUAL MONTHS in which the reductions take place, the amounts of the MONTHLY CONTRACTED POWER will be obtained as follows:

EMC in the month of reduction	= (1 –	Sum of hours shutdown	) x EMC
Total of hours in the month of reduction

Paragraph Four – Each month, the BUYER will be entitled, in agreement with the COMMERCIALIZATION PROCEDURES referent to this theme, to the modulation of the Billable Monthly Power for each load level and for each accounting period of one hour (duration presently established) or in agreement with another duration that comes to be defined, with variations limited to more or less 10% (ten percent) in relation to the monthly billable equivalent in average MW, respecting the limit of ASSOCIATED POWER.

Paragraph Five – The modulation must be informed to the SELLER until the third working day of the month subsequent to the CONTRACTUAL MONTH. If the modulation is informed out of the period or does not comply with the criteria set forth in the previous paragraph, the SELLER will make the registration at the CCEE considering in all the accounting periods a single power level, equal to the monthly equivalent in average MW.

Chapter II – Price

ARTICLE 11 – [*****************************************************************************************]

Paragraph Two – If the legislation comes to allow a readjustment with a term of less than 1 (one) year, the PARTIES will negotiate a new periodicity for readjustment, carrying out necessary changes for adequacy to the previous Paragraph, formalizing them by means of a contractual amendment.

Paragraph Three – If the IGPM is extinct, or is no longer published or its utilization is prohibited, with no designation of an index to replace it, the PARTIES will agree, within the term of 30 (thirty) days from the moment of becoming aware of any of these events, on another index or parameter that adequately reflects the inflation upon the market prices on a manner similar to said index, or a manner as close as possible to such an index. In the event the Parties can not reach an agreement in the foreseen term, the ARTICLES present in TITLE X - RESOLUTION OF DISPUTES of this INSTRUMENT will apply.

Paragraph Four – All the obligation and liabilities relative to the existing sector charges, risks and specific costs of the electrical sector, referent to the activity of the SELLER as a Generation Public Service Concessionaire are included in the Price for Contracted Power (PEC).

Paragraph Five – The creation, change or extinction of TRIBUTES and charges for the Electrical Sector after the signing of this AGREEMENT, when its impact upon the Price for Contracted Power (PEC) is proven, will implicate in the PEC being reviewed, for more or less, by means of a formalization of a contractual amendment. In the event the Parties can not reach an agreement, the ARTICLES present in TITLE X - RESOLUTION OF DISPUTES of this INSTRUMENT will apply.

Paragraph Six – The collection of the State Goods and Services Tax (ICMS) [Imposto the Circulação de Mercadorias e Serviços] and other tributes eventually falling upon the invoice not included in the PRICE FOR POWER (PEC) and calculated in the form of the specific legislation, they must be made by the BUYER, the SELLER remaining exempt from any obligation, also for the payment of fines and other charges.

Paragraph Seven – For the compliance with the provision in the previous paragraph, the SELLER obliges itself to forward to the BUYER, beforehand, up to the 4th (fourth) working day of month following the CONTRACTUAL MONTH, considering that the collection of the tribute will be made until the 9th day of said month, in accordance with the legislation from the State of Rio de Janeiro, a copy of the invoice, observing the provision in CLAUSE 12.

TITLE IV

INVOICING, PAYMENT AND CULPABLE DELAY

Chapter I – Invoicing

ARTICLE 12 – The buyer must inform the SELLER the Billable Monthly Power (EMF), obtained in the form of ARTICLES 6 and 10, until the 3rd (third) working day of the month subsequent the CONTRACTUAL MONTH.

ARTICLE 13 – The invoicing will be the object of an Electric Power Formal Bill of Sale / Invoice, in each

CONTRACTUAL MONTH, at:

Invoicing = EMF x PEC

Where:

EMF = Billable Monthly Power, obtained in the form of ARTICLES 6 and 10.

PEC = Price of Contracted Energy, define in ARTICLE 11.

Chapter II Payment

ARTICLE 14 – The BUYER must carry out the payment of the Electric Power Formal Bill of Sale / Invoice until the 25th day of the month subsequent to the CONTRACTUAL MONTH, being that the SELLER must forward the collection document until the 15th day of said month.

Paragraph One – The SELLER will forward the BUYER, if necessary, a document attached to the Electric Power Formal Bill of Sale / Invoice containing the detailing of the calculations and the corresponding invoiced amounts, so that the BUYER can verify them.

Paragraph Two – The BUYER will accept the sending of the copy of the original collection document by means of fac-simile or any safe electronic media agreed upon between the PARTIES and, as long as it is received in a full and legible manner confirmed by the BUYER, will then serve to comply with the term foreseen in the “caput” of this ARTICLE, the SELLER having to forward the original document until the date of maturity of the invoice.

Paragraph Three – If the original collection document is presented at a date later than the one set forth in the previous Paragraph by a motive not imputable to the BUYER, the date of maturity of the installed affected by the delay, relative to this collection document, will be automatically extended by the same number of days of delay that is verified.

Paragraph Four – The payment will be made in a checking account maintained in a banking institution defined by the SELLER in the collection document.

Paragraph Five – If there is no banking business day in the municipality of the BUYER on the date of maturity, the payment can be made on the first subsequent working day.

Paragraph Six – All the payments due by the BUYER must be made free of any burdens or deductions not expressly foreseen in this AGREEMENT, as long as not resulting from legal and/or regulatory determination.

Paragraph Seven – The SELLER must discriminate in the Electric Power Formal Bill of Sale / Invoice, in addition to the value referent to the power installment, the value of the ICMS tax, which is the responsibility of the CONTRACTOR, if due, in the form of the specific legislation.

ARTICLE 15 – The deviations eventually pointed out in the POWER purchase and sales invoice will not affect the term for paying the invoice, the difference, if any, having to be compensated in a complementary invoice, being allowed, by mutual agreement between the PARTIES, to be compensated on the following month.

Paragraph One – If, in any invoice, net and accuracy amounts and amounts exists in relation to which the BUYER has questioned the respective accuracy and liquidity, the BUYER, regardless of the questioning presented to the SELLER in writing must, on the date corresponding to the maturity of the invoice, carry the payment of the invoice in full, for which the SELLER will give an automatic settlement. The non-payment will characterize the BUYER as being in default.

Paragraph Two – On any contested amount, representing credits for the BUYER, which may later come to be agreed on or defined as being due by the SELLER, the provision in ARTICLE 17 will apply, with the exception of the fine. The interests and the monetary updating will incur from the date of maturity of the contested installment up to the date it is settled.

Paragraph Three – Existing the persistence of controversies in relation to the invoiced amounts, the PARTIES agree in proceeding in accordance with the provision in the ARTICLES from TITLE X - RESOLUTION OF DISPUTES.

Chapter III – Culpable Delay in Payment and Its Effects

ARTICLE 16 – Culpable delay is characterized when the BUYER refrains from settling any payments up to its date of maturity.

ARTICLE 17 – In the event of delay in the payment by the buyer of any Electric Power Formal Bill of Sale / Invoice issued based on the current AGREEMENT, the amounts due must be monetarily updated pro rata die by the variation of the IGPM index from the (foundation) Fundação Getúlio Vargas, or from any other index that comes to be agreed on between the PARTIES, and the following moratory additions will incur upon the corrected amounts:

a) a fine of 2% (two percent) applied on the debt amount;

b) interests on arrears calculated on the amount of the invoice, which will be equivalent to 1% (one percent) a month calculated pro rata die, for the period comprised between the date of default and the effective payment, including.

Paragraph One – The monetary updating of the debt amount, referent to the delays that took place within the month of maturity, will be calculated by the variation accumulated pro rata die of the IGPM index, of the second month prior to the maturity up to the first month prior to the maturity, disregarding the negative variations in the period.

Paragraph Two – For the payments carried out after the month of maturity, the debt amount will be monetarily updated solely by the variation accumulated pro rata die of the IGPM index, of the month prior to the maturity, disregarding the negative variations in the period.

Paragraph Three – If the IGPM index is extinct, the provision in Paragraph Three of ARTICLE 11 will apply.

TITLE V

CONTRACTUAL GUARANTEES

ARTICLE 18 – To ensure the true compliance with the obligations foreseen in this AGREEMENT, the buyer must establish, in up to 30 (thirty) days after the date of starting the supply indicated in ARTICLE 4, a guarantee in one of the options listed next that, after analysis regarding quality, whichever is its form of constitution, will be accepted at the discretion of the SELLER.

a) Bank Letter of Guarantee, Deposit in Federal Public Bonds, Deposit in Brazilian Reais, Promissory Note (attachment II), and/or Bank Deposit Certificates, in the amount equivalent to 3 (three) months of invoicing of the electric power supply foreseen in this AGREEMENT;

b) Guaranteed Account, represented by the establishment of a guarantor bank, which commits itself to honor the payment of the amount of the monthly invoicing for the electric power supply foreseen in this AGREEMENT in the event of default by the BUYER;

c) Guarantee Insurance, established on behalf of the SELLER; and

d) Other form of guarantee, at the convenience of the BUYER.

TITLE VI

ACT OF GOD OR FORCE MAJEURE

ARTICLE 19 – If any of the PARTIES can not fulfill any of its obligations, by motive of Act of God or Force Majeure, in the terms of the provision in Article 393 of the Brazilian Civil Code, the current AGREEMENT will remain in force, but the PARTY affected by the event will not answer for the consequences of the non-fulfillment of the obligations during the time of duration of the event and proportionally to its effects.

Paragraph One – No event of Act of God or Force Majeure will exempt the affected PARTY of any of its obligations due before the occurrence of the respective event.

Paragraph Two – The affected PARTY that whishes to invoke the occurrence of an Act of God or Force Majeure must adopt the following measures:

(i) notify the other PARTY of the occurrence of the the Act of God or Force Majeure event, as soon as possible, but in no circumstance on a term above five days counting from the date in which it became aware of its occurrence, providing a description of the nature of the event, an estimate of its duration and the impact in the performance of its contractual obligations;

(ii) adopt the suitable measures to remedy or attenuate the consequences of such event, seeking to resume its contractual obligations as briefly as possible;

(iii) inform the other PARTY on a regular basis about its actions and its plan of action to remedy and/or minimize such consequences;

(iv) promptly alert the other PARTY of the end of the Act of God or Force Majeure event and its consequences;

(v) back all the facts and actions with documentation or record available.

Paragraph Three – Without limiting the generalness of the provision in the sole paragraph of article 393 of the Civil Code, it will be considered as an Act of God or Force Majeure any event outside the control of the PARTIES, which occurrence or which consequences the PARTIES could not foresee on the date of entering into this AGREEMENT and that makes the punctual and true fulfillment of one or more of its obligations resulting from the current AGREEMENT fully or partially impossible for the affected PARTY.

Paragraph Four – Under no circumstance, for the purpose of this AGREEMENT, the occurrence of any of the situations below that affects an obligation of any of the PARTIES will be configured as an Act of God or Force Majeure:

(i) problems and/or difficulties of economic-financial order of either of the PARTIES;

(ii) insolvency, liquidation, bankruptcy, reorganization, termination or similar event, of a PARTY, its related parties or from third parties;

(iii) loss of market of the BUYER or the impossibility of the BUYER to use or resell the CONTRACTED POWER on an economic manner;

(iv) the possibility that presents itself to the SELLER or to the BUYER of, respectively, selling or buying the CONTRACTED POWER in the market at prices more favorable than the ones provided in this AGREEMENT; or

(v) any default or anticipated termination of the electric power purchase and sales agreement of the SELLER, which perchance exist.

Paragraph Five – The undue allegation, by either of the PARTIES, of the occurrence of any of the events above mentioned seeking the non-fulfillment of an obligation in the terms of this AGREEMENT, will entitle the other PARTY to promote the termination of this AGREEMENT, the PARTY that gives cause for the termination bearing the penalties foreseen in CLAUSE 14 of this AGREEMENT.

Paragraph Six – The PARTIES acknowledge and accept that his AGREEMENT can be terminated by prior written notice sent by one PARTY to the other, in the event of one PARTY refraining from fulfilling its contractual obligations for a period greater than 180 (one hundred and eighty) consecutive days due to an Act of God or Force Majeure event, exempting the PARTY in default from indemnifying the other

PARTY in the manner foreseen in this AGREEMENT.

Paragraph Seven – The occurrence of disturbances in the generation, transmission or distribution system does not configure event of Act of God or Force Majeure, for the effect of this agreement, save if expressly acknowledged as such by the ONS and/or by the ANEEL.

ARTICLE 20 – On the occurrence of a rationing being decreed, during the effectiveness of this AGREEMENT, by the Awarding Power in the Southeast / Center-West SUBMARKET, the obligations from the PARTIES in the terms of this AGREEMENT will be governed by the applicable legislation. In the omission of the Awarding Power in defining the rule to be applied, and in the inexistence of provisions on the theme in the RULES OF COMMERCIALIZATION, this AGREEMENT will undergo a reduction in the amounts of supply and payments in the exact proportion of the consumption reduction goal decree by the Awarding Power for the Southeast / Center-West SUBMARKET.

TITLE VII

IRREVOCABILITY

ARTICLE 21 – The current AGREEMENT is entered into in an irrevocable and irretractable nature for the term of its effectiveness defined in ARTICLES 3 and 4, with the exception of the events of termination held in ARTICLE 22.

TITLE VIII

TERMINATION, LIABILITY AND INDEMNIFICATION

Chapter I – Termination

ARTICLE 22 – Notwithstanding the irrevocable and irretractable nature of the AGREEMENT, it can be terminated by operation of law, by the PARTY in full compliance, in the occurrence of any of the following events:

I. In the event of full or partial non-fulfillment of any obligation in this AGREEMENT, as long as it is not remedied by the PARTY in default in a term of up to 15 (fifteen) days after notification in writing by the PARTY in full compliance;

II. In the event of bankruptcy, dissolution or judicial or non-judicial liquidation is decreed or the extrajudicial recovery plan of the other PARTY is homologated, regardless of warning or notification;

III. In the event the other PARTY comes to have revoked its legal, governmental or regulatory authorization, indispensable to the fulfillment of the activities and obligations foreseen in this AGREEMENT, including but not limited to, the public service concession, term of permission or authorization, or has any of its rights as a member of the CCEE suspended.

First Paragraph – The occurrence of the termination must be formal and expressly communicated in writing to the CCEE to the competent regulatory entities which will leave the SELLER promptly released from any liability relative to the supply object of this AGREEMENT, with no loss of the obligations set forth previously to the above mentioned termination and communication.

Paragraph Two – Occurring the termination of this Agreement, the PARTY in default, obliges itself to maintain the PARTY in full compliance free from any obligations and liabilities in the terms of this AGREEMENT, also in the scope of the CCEE, being responsible also for the payment of any burdens resulting from such termination.

Paragraph Three – Either of the PARTIES will notify the CCEE, in the event of termination and it, in turn, will take the applicable measures for canceling the registration of this AGREEMENT;

Paragraph Four –The PARTIES agree that, in the event the current AGREEMENT can not be fulfilled by reason of some legal impediment occurring in the operationalization of the transaction, as long as such an impediment is not a consequence of an action or omission of either of the PARTIES, the AGREEMENT will be terminated and the PARTIES will not remain subject to the ascertaining of responsibilities.

Chapter II – Liability and Indemnification

ARTICLE 23 – The PARTY that, by its action or omission, gives cause to the termination of the current AGREEMENT by incurring in the events treated in the previous ARTICLE, will be obliged to pay to the other PARTY a fine for termination equivalent to 20% (twenty percent) of the result of the multiplication of the Prices for Contracted Power (PEC), stipulated in ARTICLE 11, by the respective remaining amounts, in agreement with ARTICLE 6, of the MONTHLY CONTRACTED POWER, expressed in MWh, until the end of the PERIOD OF SUPPLY, corresponding to the contracted prices and amounts in force at the time of termination.

ARTICLE 24 – Neither of the PARTIES will undertake any obligation of indemnifying the other for any indirect damages, including loss of profits, consequential damages, moral damages or any other mode of indemnification of the same nature.

TITLE IX

OBLIGATIONS OF THE PARTIES

ARTICLE 25 – The end of the period of effectiveness of this AGREEMENT will not affect any rights or obligations prior to such an event and nor obligations or rights of either of the PARTIES, even if the exercise or fulfillment takes place after termination of the AGREEMENT.

ARTICLE 26 – With no loss of the other obligations foreseen herein, the PARTIES oblige themselves to:

a) Strictly observe and comply with all the legislation applicable to its company business and/or activities to be performed in the terms of the current AGREEMENT;

b) Obtain and maintain valid and in effect, during the entire period of effectiveness, all the licenses and authorizations referent to their operational activities and/or to the fulfillment of the obligations undertaken in the current AGREEMENT; and

c) Inform the other PARTY, in a maximum period of 48 (forty-eight) hours, counting from the date of becoming aware of the event, about any other events, of any nature, that may represent a threat to the full and punctual fulfillment of the obligations undertaken in this AGREEMENT.

Sole Paragraph – Each Party will bear its respective obligations of a tributary nature, as well as emoluments, burdens or charges, of any nature, resulting from entering into this AGREEMENT.

TITLE X

RESOLUTION OF DISPUTES

ARTICLE 27 – A dispute begins with a NOTICE OF DISPUTE from one party to the other.

ARTICLE 28 – If disputes occur stemming from this AGREEMENT, the PARTIES will seek to resolve the dispute amicably in the term of up to 15 (fifteen) counting from the NOTICE OF DISPUTE and to that purpose, each must appoint only a single representative, who must meet as often as necessary in the above mentioned term.

ARTICLE 29 – In the event the dispute has not been resolved by any of the mechanisms foreseen in the previous ARTICLES and either of the PARTIES has delivered a notice that it intends to resolve the dispute by arbitration, as soon as the party has received said notice of arbitrage, it makes a commitment, for the purpose of the applicable legislation, to accept the arbitral decision as final and applicable to said dispute, in the form of the law, in articles 267, item VII; 301, item IX; 520, item VI and 584, item VI, of the Civil Process Code.

Paragraph One – The arbitration will be headquartered in the City and State of São Paulo-SP in agreement with the rules of the FGV Chamber of Conciliation and Arbitration in force at the signing date of this AGREEMENT.

Paragraph Two – In the event of intervention of the Judiciary Power becoming necessary for each of the measures foreseen in the applicable legislation, the PARTIES accept as the central jurisdiction of the District Court of São Paulo as the only one competent, with the express waiver of any other, no matter how privileged.

Paragraph Three – The PARTY that, for whichever reason, defeats or prevents the instauration of the arbitration court, whether by not adopting the necessary measures in the due term, or forcing the other PARTY to adopt the measures foreseen in article 7 of Law No. 9,307/96, or, further, that does not comply with all the terms of the arbitral sentence, will bear the non-compensatory fine equivalent to 0.33% of the amount corresponding to the invoicing of 1 (one) CONTRACTUAL MONTH, in force at the date of effective formalization of the NOTICE OF DISPUTE in agreement with CLAUSE 27, per day of delay in the instauration of the arbitration court or the fulfillment of the provisions of the arbitration sentence, according to the case, duly updated up to the date of its payment by the variation of the IGPM index in the period, with no loss to the determination and penalties which are present in such sentence.

TITLE XI

GENERAL PROVISIONS

ARTICLE 30 – In the event of corporate restructuring (split-up, merger, incorporation, creation of an affiliated company, alienation, privatization) or the creation of a new company belonging to the same economic group of either of the PARTIES, as long as authorized by the COMPETENT AUTHORITY, the sub-rogation of the rights and obligations resulting from this AGREEMENT is previously and expressly authorized, by the company (or companies) resulting from the restructuring process, in the proportions of POWER to be allocated to the new company (or companies), if such is the case, respecting all the conditions agreed on in the present, notably the terms and the price of the CONTRACTED POWER.

ARTICLE 31 – The assignment of rights and obligations contained in this AGREEMENT, by one of the PARTIES, must be preceded by the express consent from the other PARTY.

ARTICLE 32 – This AGREEMENT can not be changed, nor have waivers to its provisions, except by means of written amendment signed by the PARTIES, observing the provision in the applicable legislation.

ARTICLE 33 – No delay or tolerance, by either of the PARTIES, relative to the exercise of any right, power, privilege or recourse contained in this AGREEMENT, will be held as liable to impair such a right, power, privilege or recourse, nor will be construed as a waiver of the same or renewal of the obligation(s).

ARTICLE 34 – Any notice or other communication from one PARTY to the other regarding this AGREEMENT will be made in writing, in the Portuguese language, and can be delivered or sent by registered mail, fax or electronic media formally agreed on between the PARTIES, in any event with formal evidence of its receipt, to the address and care of the representatives, namely:

To the SELLER: CESP – COMPANHIA ENERGÉTICA DE SÃO PAULO

C/O: Sérvio Ishida

Tel.: (11) 5612-4970

Fax: (11): 5613-3786

E-mail: sergio.ishida@cesp.com.br

To the BUYER: SCHWEITZER-MAUDUIT DO BRASIL S/A

C/O – Antônio Carlos Vilela

Tel.: (24) 2447-5200

Fax: (24) 2447-5235

E-mail: vilela@swmb.com.br

ARTICLE 35 – In the event that any of the provisions foreseen in this AGREEMENT comes to be declared illegal, invalid or unfeasible, the remaining provisions will not be affected will not be effected, remaining in full force and application. On the occurrence of the event foreseen herein, the PARTIES oblige themselves, from this moment on, to search for a provision that replaces it and that fulfills the objects of the provision considered illegal, invalid or unfeasible, and that maintain inasmuch as possible, in all circumstances, the balance of the commercial interests of the PARTIES.

ARTICLE 36 – This AGREEMENT contains or makes express reference to the entireness of the understanding between the PARTIES in respect to its object and comprises all the agreements and prior understandings between the PARTIES in respect to its object. Each of the PARTIES acknowledges and confirms that it does not enter into this AGREEMENT based on any statement, guarantee or other commitment from the other PARTY that is fully reflected in the provisions of this AGREEMENT.

ARTICLE 37 – This AGREEMENT is acknowledged by the PARTIES as an execution instrument, in the form of Articles 583 and 585, item II, of the Brazilian Civil Process Code, for the effect collecting due values.

ARTICLE 38 – In the event of change of ownership of the concession, authorization or permission from the SELLER, and respecting the conditions agreed on in the current AGREEMENT, the sub-rogation is previously and expressly assured of the rights and obligations resulting from this instrument.

ARTICLE 39 – With no loss to the other obligations foreseen in this AGREEMENT, the PARTIES obliges themselves to:

I. strictly observe and comply in full all the applicable legislation applicable to its corporate business and to the activities to be performed in the terms of the current AGREEMENT;

II. obtain and maintain valid and in effect, during the entire period of effectiveness of the AGREEMENT, all the licenses and authorizations referent to their corporate/activities and/or to the fulfillment of the obligations, also in respect to the concession agreement, authorization or permission, undertaken in the AGREEMENT, except if such situation is modified by a COMPETENT AUTHORITY and, in this case, the PARTIES oblige themselves to adopt a contractual alternative that preserves the economic-financial effects of the AGREEMENT in agreement with what was originally agreed upon; and

III. inform the other PARTY, in a maximum period of 7 (seven) days, counting from the date of becoming aware of the event, about any other events, of any nature, that may represent a threat to the full and punctual fulfillment of the obligations undertaken in this AGREEMENT.

ARTICLE 40 – All the time, during the term of this AGREEMENT, and for a period of 36 (thirty-six) months and after its end or termination, for any reason, the SELLER and BUYER, are obliged for themselves, for their representatives and employees, to maintain the confidentiality and the secrecy of all the information and documents exchange or made available between themselves, relative to the other PARTY, to which they have access as a consequence of the purchase and sales object of this AGREEMENT, also as to the terms and conditions of the current AGREEMENT, not being allowed to reveal or transmit them to third parties, without the prior and express authorization in writing from the other PARTY, with the exception of:

a) the situations foreseen in the LAW, in the RULES OF COMMERCIALIZATION and in the COMMERCIALIZATION PROCEDURES;

b) the information that becomes public domain at the time it is received by the PARTY;

c) the information that becomes public domain after being received by the PARTY, except if by means of breach of this AGREEMENT or unlawful act of the PARTY, its officers or employees; or

d) the information that is lawfully obtained by one of the PARTIES in relation to the other, from third parties, with no breach of this AGREEMENT or of any other obligations of confidentiality in relation to the other PARTY.

ARTICLE 41 – The PARTIES will only use the information for the attainment of the ends and objects of this AGREEMENT, and will not use them for other ends and objects without the previous and express authorization in writing from the other PARTY. The non-observance of the provision in this ARTICLE, subjects the PARTY that gives cause to having to indemnify direct damages effective proven, including, but without being limited to lawyerly fees ad judicial costs.

ARTICLE 42 – The current agreement will be registered at ANEEL, as well as the eventual amendment or changes.

ARTICLE 43 – This agreement will be governed and construed, in all its aspects, in accordance with the laws of Brazil.

AND IN WITNESS THEREOF, THE PARTIES ENTER INTO THE CURRENT INSTRUMENT IN 03 (THREE) COUNTERPARTS, IN THE PRESENCE OF THE BELOW SIGNED WITNESSES.

[Stamp & Initial] “Juliana França Lourenço / Schweitzer-Mauduit do Brasil / Legal Supervisor”

São Paulo, 01 de May of 2006.

SELLER:

CESP – COMPANHIA ENERGÉTICA DE SÃO PAULO

[Signed] Guilherme Augusto Cirne de Toledo

President

[Signed] Silvio Roberto Areco Gomes

West Generation Director

BUYER:

SCHWEITZER-MAUDUIT DO BRASIL S/A

Witnesses

[Signed] Name: OSVALDO PENA DE MENEZES JR

ID: 7.842.225-5

ATTACHMENT I

CESP GENERATING FARM

HYDROELECTRIC POWER PLANT

POWER PLANT	RIO	POWER (MW)
UHE ILHA SOLTEIRA	Paraná	3,444.0
UHE JUPIÁ (ENG. SOUZA DIAS)	Paraná	1,551.2
UHE PORTO PRIMAVERA (ENG SÉRGIO MOTTA)	Paraná	1,540.0
UHE TRÊS IRMÃOS	Tietê	807.5
UHE JAGUARI	Jaguari	27.0
UHE PARAIBUNA	Paraibuna	85.0

[Note: UHE – Usina Hidroelétrica – Hydroelectric power plant]

MODEL

ATTACHMENT II

MODEL OF PROMISSORY NOTE

PROMISSORY NOTE                                                                                                                          Maturity: “CASH”

Promissory Note given in assurance of the true compliance of the obligations foreseen in the Electric Power Purchase and Sales Agreement, entered into between SCHWEITZER-MAUDUIT DO BRASIL S/A, a joint-stock company duly organized with head offices at Avenida Darcy Vargas No. 325, Santanésia – Piraí – RJ, ZIP CODE: 27195-000, enrolled at the National Register of Legal Persons of the Ministry of Finance [C.N.P.J./MF] under the number 33.073.008/0001-37 and State Enrollment under the number 80.446.527 and the CESP – COMPANHIA ENERGÉTICA DE SÃO PAULO [The São Paulo Power Company], on the            of                  of 2006, in agreement with Article 18 of said agreement.

AMOUNT = R$

We hereby state that we will pay, by this single copy of PROMISSORY NOTE to CESP – COMPANHIA ENERGÉTICA DE SÃO PAULO, with head offices in the city of São Paulo, the State of São Paulo, at Avenida Nossa Senhora do Sabará, No. 5,312, region of Pedreira, enrolled at the National Register of Legal Persons of the Ministry of Finance [C.N.P.J./MF] under the number 60.933.603/0001-78, or at its order, the above amount of R$                    (                       Brazilian reais), in the Country’s domestic currency, said Promissory Note being liable to be foreclosed by the CESP – COMPANHIA ENERGÉTICA DE SÃO PAULO only in the event of default by non-compliance with Article(s) 14 and 17 of the Electric Power Purchase and Sales Agreement entered into between the parties on the            of                  of 2006.

Payable in the market of São Paulo – SP

Drawer: SCHWEITZER-MAUDUIT  DO BRASIL S/A, Avenida Darcy Vargas No. 325, Santanésia – Piraí – The State of Rio de Janeiro, enrolled at the National Register of Legal Persons of the Ministry of Finance [C.N.P.J./MF] under the number 33.073.008/0001-37 in this act represented by its legal below signed legal representatives.

São Paulo,        of                      of             .

Acknowledgement of Signatures:

[Stamp & Initial] LEGAL DEPARTMENT – PJC / CESP

[03 Initials]